Exhibit 5.1

January 12, 2015

County Bancorp, Inc.

680 North Rapids Road

Manitowoc, Wisconsin 54221-0700

RE:	Registration Statement on Form S-1 of County Bancorp, Inc.

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your Registration Statement on Form S-1 (File Number 333-200081) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 10, 2014, as amended by Amendment No. 1 thereto on December 19, 2014 and Amendment No. 2 on January 8, 2015, and as proposed to be amended by Amendment No. 3 on January 13, 2015, for the registration of the offer and sale of up to (i) 1,357,000 shares of common stock, $.01 par value (the “Common Stock”), of County Bancorp, Inc., a Wisconsin corporation (the “Company”), including up to (a) 1,210,750 shares of Common Stock to be issued and sold by the Company (the “Company Shares”), (b) 58,500 shares and 87,750 shares of outstanding Common Stock to be sold by William C. Censky and Mark R. Binversie, respectively, as selling shareholders (together, the “Selling Shareholders,” and such shares, the “Selling Shareholder Shares”), pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Robert W. Baird & Co. Incorporated and Sterne, Agee & Leach, Inc., in substantially the form to be filed as Exhibit 1.1 to the Registration Statement, and (ii) 15,000 shares of the Company’s Series C Noncumulative Perpetual Preferred Stock, no par value (the “SBLF Preferred Shares”), which may be offered and sold by The Secretary of the United States Treasury (the “U.S. Treasury”).

In our capacity as counsel to the Company in connection herewith, we have examined:

(i) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(ii) the Company’s Amended and Restated Articles of Incorporation in the form filed as Exhibit 3.1 to the Registration Statement (the “Articles of Incorporation”);

(iii) the Company’s Amended and Restated Bylaws in the form filed as Exhibit 3.2 to the Registration Statement (the “Bylaws”);

(iv) the preliminary prospectus, dated January 8, 2015, prepared in connection with the Registration Statement (the “Prospectus”);

January 12, 2015

(v) the Underwriting Agreement;

(vi) resolutions of meetings of the Company’s Board of Directors provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Registration Statement, (b) the authorization, issuance and sale of the Company Shares pursuant to the Registration Statement, (c) the authorization, issuance and sale of the Selling Shareholder Shares, and (d) the authorization, issuance and sale of the SBLF Preferred Shares; and

(vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Company Shares, the Registration Statement will have been declared effective by the Commission under the Securities Act, that the Company Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded.

Based upon, subject to and limited by the foregoing, we are of the opinion that (A) the Selling Shareholder Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; (B) following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Company Shares are duly authorized and will be validly issued, fully paid and nonassessable; and (C) the SBLF Preferred Shares are validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

January 12, 2015

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.